Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders
Human Pheromone Sciences, Inc.

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 33-98836) of Human Pheromone Sciences, Inc. of our report, dated February 6, 2004 except for Note 6, as to which the date is March 5, 2004 appearing in this Annual Report on Form 10-KSB of Human Pheromone Sciences, Inc. and subsidiary for the year ended December 31, 2003.

/s/ Singer Lewak Greenbaum & Goldstein LLP
Singer Lewak Greenbaum & Goldstein

Los Angeles, California
March 29, 2004